EXHIBIT 5(v)(b)

                                November 1, 1996



Mentor Investment Advisors, LLC
901 East Byrd Street
Richmond, Virginia 23219

Ladies and Gentlemen:

         Effective today, we hereby transfer to you all of our rights and obligations under the Investment Advisory and Management Agreement dated May 30, 1995, in respect of the Mentor Growth Portfolio of the Mentor Funds and you hereby accept and assume any and all of such rights and obligations. If this letter is consistent with your understanding of the agreement between us, please acknowledge your acceptance by signing in the space indicated below.

                                             Very truly yours,

                                             Charter Asset Management, Inc.


                                             By:______________________________
                                                  Name:
                                                  Title:

Acknowledged and accepted:

Mentor Investment Advisors, LLC


By:_________________________
     Name:
     Title: